Exhibit 3.417
FILED
In the office of the
Secretary of State
of the State of California

OCT 31 1996
ARTICLES OF INCORPORATION
OF
CROCKETT GARBAGE SERVICE, INC.
ARTICLE I.
The name of the corporation is CROCKETT GARBAGE SERVICE, INC.
ARTICLE II.
     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.
ARTICLE III.
     The name and address in this state of the corporation’s initial agent for service of process is:

Name	Address

Richard E. Norris	3260 Blume Drive, Suite 200
Richmond, CA 94806
ARTICLE IV.
     The corporation is authorized to issue only one class of stock, having a total number of 1,000 shares.
     IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation, has executed these Articles of Incorporation on October 31, 1996.

/s/ Richard E. Norris RICHARD E. NORRIS INCORPORATOR

     I declare that:
     1. I am the person whose name is subscribed below.
     2. I am the sole incorporator of and I have executed these Articles of Incorporation.
     3. The foregoing Articles of Incorporation are my act and deed.
Executed on October 31, 1996 at Richmond California.

/s/ Richard E. Norris RICHARD E. NORRIS

FILED
In the office of the Secretary
of State of the State of California

DEC 4 1996
CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
CROCKETT GARBAGE SERVICE, INC.
     RICHARD E. NORRIS certifies that:
     1. He is the sole incorporator of Crockett Garbage Service, Inc., a California corporation.
     2. He hereby adopts the following amendment of the Articles of Incorporation of said corporation:
“Article I is amended to read as follows:
the name of the corporation is Crockett
Sanitary Service, Inc.”
     3. No directors were named in the original Articles of Incorporation of the above-named corporation and none have been elected.
     4. The corporation has issued no shares.
     5. I further declare under penalty of perjury under the laws of the State of California that the matters as set forth in this certificate are true and correct of my own knowledge.
Date: December 3, 1996

/s/ Richard E. Norris RICHARD E. NORRIS